UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On July 24, 2025, Intel Corporation (“Intel” or the "Company") issued a press release announcing the financial results of its second quarter ended June 28, 2025 and forward-looking statements relating to its third quarter of 2025. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The attached press release includes non-GAAP financial measures relating to our operations and forecasted outlook. Certain of these non-GAAP measures will be used in Intel’s earnings conference for the second quarter of 2025. In addition, the attached press release includes reconciliations of these non-GAAP measures to GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to these results should be carefully evaluated.
The information in Item 2.02 of this Report and the press release attached hereto as Exhibit 99.1 are furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
Item 2.05    Costs Associated with Exit or Disposal Activities.
The Audit & Finance Committee (the "Audit Committee") of the board of directors (the “Board”) of Intel, in connection with the Company's management team, has approved an enterprise-wide initiative started in second quarter of 2025 to fundamentally transform our culture and the way in which we operate, which is designed to simplify the way we do business and drive transparency and accountability across the company which was communicated to employees on July 24, 2025. The Audit Committee approved the initiative on July 10, 2025. As part of this transformation, we implemented the 2025 Restructuring Plan to lower expenses, streamline our organizational structure and reduce management layers across functions while reallocating resources toward our core client and server businesses by reducing investment in lower-priority programs and initiatives. The Company expects these headcount reduction initiatives will reduce our core Intel workforce by 15% by the end of fiscal 2025. As a result of initiating and deploying the 2025 Restructuring Plan, the Company expects to recognize $1.9 billion of restructuring charges related to these actions, of which the Company is recognizing $1.8 billion in the second quarter of 2025. The restructuring actions, which are expected to be substantially complete by the fourth quarter of 2025 are primarily comprised of the following:

▪Headcount reductions: The Company is recognizing pre-tax employee severance and related employee exit charges of $1.4 billion in the second quarter of 2025, the substantial majority of which will be cash settled in future periods.
▪Business Exits and Real Estate Consolidations: The Company is recognizing non-cash asset impairment charges of $416 million in the second quarter of 2025, resulting from the exit of certain non-core lines of business and the consolidation and exit of certain real estate properties.

* * * * *
This Item 2.05 contains forward-looking statements with respect to the Company's cost and capital reduction initiatives, including with respect to the timing and amount of future cash expenditures. Such statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including those associated with: changes in the Company’s business, prospects and strategy; changes in the Company’s restructuring plans; changes in the timing and execution of the Company's cost and capital reduction initiatives; and other risks and uncertainties described in the Company’s 2024 Form 10-K, Q1 2025 Form 10-Q, Q2 2025 Form 10-Q and other filings with the SEC. All information herein reflects management's expectations as of the date hereof, unless an earlier date is specified. The Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits.
The following exhibits are provided as part of this Report:

Exhibit Number	Description
99.1	Press Release entitled “Intel Reports Second-Quarter 2025 Financial Results” dated July 24, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	July 24, 2025	By:	/s/ DAVID ZINSNER
David Zinsner
Executive Vice President, Chief Financial Officer, and Principal Financial Officer